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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):   January 30, 1997




                          CHICAGO MINIATURE LAMP, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


 OKLAHOMA                           0-25848                       73-1412000
 --------                           -------                       ----------
(State of Incorporation)          (Commission                   (IRS Employer
                                  File Number)               Identification No.)

500 Chapman Street, Canton, Massachusetts                   02021
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code:   (617) 828-2948
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ITEM 2. ACQUISITION OF ASSETS

         On January 30, 1997, the Company consummated the purchase of all of the outstanding shares of capital stock of Valmont Electric, Inc. ("Valmont"), a wholly owned subsidiary of Valmont Industries, Inc. Valmont is a manufacturer of magnetic and electronic ballasts for the fluorescent, sign and high intensity discharge lighting markets. The Company intends to continue and expand the operations of Valmont as presently being conducted. Valmont brings to the Company a presence in the electrical wholesale distribution and "do it
yourself" (DIY) store markets.   There was no relationship between the Seller
and the Registrant or any of its officers, directors or affiliates. The purchase price was approximately $25 million and the source of funds was cash realized from proceeds received from the Company's public offering which occurred in October, 1996. For the year ended December 28, 1996, Valmont is estimating revenues of $92 million and a net loss of $500,000. The acquisition of Valmont is being treated as a purchase for accounting purposes and upon allocation of the purchase price, Valmont expects to reflect a net equity of approximately $25 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Businesses Acquired. It is impracticable at this time to provide the required financial statements for the businesses acquired in the acquisition described in Item 2 above. The Registrant is in the process of preparing those financial statements. None are available at this time. It is anticipated that such financial statements will be available within 60 days from the date of this report, and in any event will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

         (b) Pro Forma Financial Information. No pro forma financial information with respect to the acquisition described in Item 2 above is available at this time. It is anticipated that the required pro forma financial information will be available within 60 days from the date of this report, and in any event will be filed as an amendment to this report as soon as practicable, but no later than 60 days after this report has been filed.

         (c)     Exhibits.
                 10.30 Copy of Stock Purchase Agreement dated January 3, 1997 between Valmont Industries, Inc. and the Company

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHICAGO MINIATURE LAMP, INC.

                                        By        /s/ Ronald S. Goldstein
                                           ----------------------------------
                                           Ronald S. Goldstein
                                           Chief Financial Officer

Date: February 13, 1997